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                                                                    EXHIBIT 99.1

                          PLEASE DETACH PROXY CARD HERE
                           --------------------------

                                  FTD.COM INC.
                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                Special Meeting of Stockholders,        , 2002

         The undersigned stockholder of FTD.COM Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders
and Joint Proxy Statement/Prospectus each dated       , 2002 and hereby
appoints        , and each of them, proxies, with full power of substitution and revocation, to vote as designated below, all shares of common stock of FTD.COM Inc., which the undersigned is entitled to vote at the Special Meeting
of Stockholders of FTD.COM Inc. to be held on       , 2002, at the offices of
FTD.COM Inc., 3113 Woodcreek Drive, Downers Grove, Illinois 60515 at 10:00 a.m. Central time and at any adjournment or postponement thereof.

         The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" the Proposal. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

         TO VOTE BY MAIL, PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND
RETURN PROMPTLY USING THE ENCLOSED ENVELOPE BY     A.M. ON         , 2002.

                          PLEASE DETACH PROXY CARD HERE
                           --------------------------

The Board of Directors recommends a vote "FOR" the following Proposal:


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                                                                           FOR                AGAINST          ABSTAIN
To approve and adopt the Agreement and Plan of Merger dated as of March    [ __ ]             [ __ ]           [ __ ]
3, 2002, by and among IOS Brands Corporation, Florists' Transworld
Delivery, Inc, Aroma Acquisition Corp. and FTD.COM Inc. and approve the merger of Aroma Acquisition Corp. with and into FTD.COM, Inc. In the merger, each stockholder of FTD.COM Inc., other than IOS Brands
Corporation and its direct or indirect wholly-owned subsidiaries will be entitled to receive 0.26 shares of Class A common stock of IOS Brands
Corporation for in exchange for each outstanding share of  FTD.COM Inc., and FTD.COM Inc. will become a wholly-owned subsidiary of IOS Brands
Corporation.
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Note:

1. In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated. In the case of a partnership, please sign in partnership name by an authorized person.

2. In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3. Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title as such.


Signature: _____________________ Title: ____________________ Date:______________

                            -------------------------

                              FOLD AND DETACH HERE